                                                                    EXHIBIT 10b9

                     Amendments to the Fortune Brands, Inc.
                    Non-Employee Director Stock Option Plan
                    ---------------------------------------
                           (Effective April 27, 1999)



1. Section 4(a) of the Plan is amended by changing the first sentence thereof as follows:

          "Subject to all the terms and conditions of the Plan, each Eligible Director shall be granted an Option covering 2,500 shares of Common Stock per year for services as a non-employee director during such year, such grant to be made on the date of the Annual Meeting of stockholders of Fortune during such year."

2.  Section 7(b)(iii) of the Plan is amended in its entirety as follows:

          "(iii) A "Change in Control" shall be deemed to have occurred if (A) any person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act, as in effect on April 27, 1999) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, as in effect on April 27,
     1999) of 20% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors ("Voting Securities") of Fortune, excluding, however, the following: (1) any acquisition directly from Fortune, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from Fortune, (2) any acquisition by Fortune, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Fortune or entity controlled by Fortune, or (4) any acquisition pursuant to a transaction that complies with clauses (1),
     (2) and (3) of Section 7(b)(iii)(C), (B) more than 50% of the members of the Board of Directors of Fortune shall not be Continuing Directors (which term, as used herein, means the directors of Fortune (1) who were members of the Board of Directors of Fortune on April 27, 1999 or (2) who subsequently became directors of Fortune and who were elected or designated to be candidates for election as nominees of the Board of Directors, or whose election or nomination for election by Fortune's stockholders was otherwise approved, by a vote of a majority of the Continuing Directors then on the Board of Directors but shall not include, in any event, any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14(a)-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors),
     (C) Fortune shall be merged or consolidated with, or, in any transaction or series of transactions, substantially all of the business or assets of Fortune shall be sold or otherwise acquired by, another corporation or entity unless, as a result thereof, (1) the stockholders of Fortune immediately prior thereto shall beneficially own, directly or indirectly, at least 60% of the combined Voting Securities of the surviving, resulting or transferee corporation or entity (including, without limitation, a corporation that as a result of such transaction owns Fortune or all or substantially all of Fortune's assets either directly or through one or more subsidiaries) ("Newco") immediately thereafter in substantially the same proportions as their ownership immediately prior to such corporate transaction, (2) no person beneficially owns (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, and the rules and regulations promulgated thereunder (as in effect on April 27, 1999)), directly or indirectly, 20% or more of the combined Voting Securities of Newco immediately after such corporate transaction except to the extent that such ownership of Fortune existed prior to such corporate transaction and (3) more than 50% of the members of the Board of Directors of Newco shall be Continuing Directors or (D) the stockholders of Fortune approve a complete liquidation or dissolution of Fortune."

                                       2